                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                K2 DIGITAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   13-3886065
                      (I.R.S. Employer Identification No.)

                           30 Broad Street, 16th Floor
                            New York, New York 10004
               (Address of Principal Executive Offices) (Zip Code)

                   K2 DIGITAL, INC. 1997 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                               David Warburg, Esq.
                  Brown Raysman Millstein Felder & Steiner LLP
                              120 West 45th Street
                            New York, New York 10036
                     (Name and Address of Agent For Service)
                                  212-944-1515
          (Telephone Number, Including Area Code, of Agent For Service)


This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission and sales of the securities registered hereby may begin as soon as reasonably practicable after such effective date.

                         CALCULATION OF REGISTRATION FEE

                                                          Proposed             Proposed
              Title Of                                     Maximum              Maximum
             Securities                Amount             Offering             Aggregate            Amount Of
                To Be                   To Be             Price Per            Offering            Registration
             Registered            Registered (1)         Share (2)            Price (2)             Fee (2)
        Common Stock, par        1,300,000 shares          $$0.315              $409,500              $102,38
        value $.01  per share

(1) This Registration Statement shall also cover any additional shares of Common Stock which will become issuable under the 1997 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in any increase in the number of outstanding shares of Common Stock of K2 Digital, Inc.

(2) Estimated solely for the purpose of calculating the Registration Fee in accordance with Rule 457(h), based on the average of the high and low sale price as reported on the Nasdaq Stock Market on April 16, 2001.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         K2 Digital, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement, pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8, File No. 333-60799, as filed with Securities and Exchange Commission (the "SEC") on August 6, 1998, the contents of the Registration Statement on Form S-8, File No. 333-96149, as filed with the SEC on February 4, 2000 and the contents of the Registration Statement on Form S-8, File No. 333-40418, as filed with the SEC on June 29, 2000.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission are incorporated by reference in this Registration Statement and made a part hereof:

(a) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2, as filed on May 22, 1996 and amended on June 28, 1996 and July 17, 1996;

(b) the description of indemnification of the Registrant's officers and directors contained in the Registrant's Registration Statement on Form SB-2, as filed on May 22, 1996 and amended on June 28, 1996 and July 17, 1996;

(c) the Registrant's Proxy Statement on Schedule 14A for the Annual Meeting of the Registrant's Stockholders, as filed on April 28, 2000;

(d) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000;

(e) the Registrant's Proxy Statement on Schedule 14A for a Special Meeting of the Registrant's Stockholders, as filed on February 15, 2001;

(f)      the Registrant's Prospectus on Form S-3, as filed on February 20, 2001;
         and

(g) all other documents filed by the Registrant after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and part of this Registration Statement from the date of filing of such documents.


ITEM 8. EXHIBITS.

Number            Title
------            -----

4.1.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1, filed with the Registrant's
                  Registration Statement on Form SB-2, as filed on May 22, 1996
                  (Registration No. 333-04319)).

4.1.2 Certificate of Amendment to the Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit
                  3.1(a), filed with the Registrant's Registration Statement on Form SB-2A, as filed on July 17, 1996 (Registration No.
                  333-04319)).

4.2.1 By-laws of the Registrant (incorporated by reference to Exhibit 3.2, filed with the Registrant's Registration
                  Statement on Form SB-2, as filed on May 22, 1996 (Registration
                  No. 333-04319)).

4.2.2 Amended By-laws of the Registrant (incorporated by reference to Exhibit 3.2(b), filed with the Registrant's Registration
                  Statement on Form SB-2A, as filed on July 17, 1996
                  (Registration No. 333-04319)).

4.3.1 K2 Digital, Inc. 1997 Stock Incentive Plan (incorporated by reference to Exhibit 10.2, filed with the Registrant's Annual
                  Report on Form 10-KSB for the fiscal year ended December 31, 1996 (Commission File No. 1-11873)).

4.3.2             Amendment No. 4 to the K2 Digital., Inc. 1997 Stock Incentive
                  Plan

5.1               Opinion of Brown Raysman Millstein Felder & Steiner LLP.

23.1              Consent of Brown Raysman Millstein Felder & Steiner LLP
                  (included in Exhibit 5.1).

23.2              Consent of Arthur Andersen LLP.

24.1              Power of Attorney (included on signature page).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 18,
2001.

                                K2 DIGITAL, INC.


                                By:/s/ Matthew G. de Ganon
                                       --------------------------
                                       Matthew G. de Ganon
                                       Executive Chairman



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew G. de Gannon as his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                Title                           Date
         ---------                                -----                           ----
/s/Matthew G. de Ganon           Executive Chairman of the Board         April 18, 2001
--------------------------
   Matthew G. de Ganon


 /s/Lynn Fantom                  Chief Executive Officer, President      April 18, 2001
--------------------------
    Lynn Fantom                  and Director


/s/Gary W. Brown                 Executive Vice President,               April 18, 2001
--------------------------
   Gary W. Brown                 Chief Operating Officer, Secretary,
                                 Acting Chief Financial Officer
                                 (Principal Financial and
                                 Accounting Officer) and Director

/s/Douglas E. Cleek              Executive Vice President                April 18, 2001
--------------------------
   Douglas E. Cleek              and Director

/s/P. Scoot Munro                  Director                                April 18, 2001
--------------------------
   P. Scott Munro


/s/Steven N. Goldstein             Director                                April 18, 2001
--------------------------
   Steven N. Goldstein


/s/David R. Sklaver                Director                                April 18, 2001
--------------------------
   David R. Sklaver

                                  EXHIBIT INDEX


Number            Title
------            -----
4.1.1             Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1, filed with the Registrant's
                  Registration Statement on Form SB-2, as filed on May 22, 1996
                  (Registration No. 333-04319)).

4.1.2 Certificate of Amendment to the Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit
                  3.1(a), filed with the Registrant's Registration Statement on Form SB-2A, as filed on July 17, 1996 (Registration No.
                  333-04319)).

4.2.1 By-laws of the Registrant (incorporated by reference to Exhibit 3.2, filed with the Registrant's Registration
                  Statement on Form SB-2, as filed on May 22, 1996 (Registration
                  No. 333-04319)).

4.2.2 Amended By-laws of the Registrant (incorporated by reference to Exhibit 3.2(b), filed with the Registrant's Registration
                  Statement on Form SB-2A, as filed on July 17, 1996
                  (Registration No. 333-04319)).

4.3.1 K2 Digital, Inc. 1997 Stock Incentive Plan (incorporated by reference to Exhibit 10.2, filed with the Registrant's Annual
                  Report on Form 10-KSB for the fiscal year ended December 31, 1996 (Commission File No. 1-11873)).

4.3.2             Amendment No. 4 to the K2 Digital, Inc. 1997 Stock Incentive
                  Plan

5.1               Opinion of Brown Raysman Millstein Felder & Steiner LLP.

23.1              Consent of Brown Raysman Millstein Felder & Steiner LLP
                  (included in Exhibit 5.1).

23.2              Consent of Arthur Andersen LLP.

24.1              Power of Attorney (included on signature page).